505-815 Hornby Street Vancouver, B.C., V6Z 2E6 Tel: 604-687-3776 604-678-6883 Fax: 604-688-3373

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 10, 2006 relating to the financial statements, which appears in Colombia Goldfields Ltd.'s Annual Report on Form 10-KSB for the year ended December 31, 2006. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ Vellmer & Chang
Vancouver, British Columbia	Chartered Accountants
Canada
January 8, 2008